ASSET PURCHASE AGREEMENT

                                     among

                            BELL MICROPRODUCTS INC.,

                               ALMO CORPORATION,

                      Almo Distributing Pennsylvania, Inc.

                        Almo Distributing Maryland, Inc.

                       Almo Distributing Minnesota, Inc.

                       Almo Distributing Wisconsin, Inc.

                                      and

                             Almo Distributing Inc.

                                November 5, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I SALE AND PURCHASE OF ASSETS.........................................1

         1.1      Sale and Purchase of Assets.................................1
         1.2      Assets to be Transferred....................................1
         1.3      Assumption of Liabilities...................................3
         1.4      All Other Liabilities Not Assumed...........................4

ARTICLE II PURCHASE PRICE; CLOSING............................................4

         2.1      Purchase Price..............................................4
         2.2      Closing.....................................................6
         2.3      Transaction Taxes...........................................6
         2.4      Allocation of Consideration.................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ALMO AND THE SELLERS............7

         3.1      Organization of the Seller..................................7
         3.2      Authority...................................................7
         3.3      Division Financial Statements...............................8
         3.4      Absence of Changes..........................................8
         3.5      Absence of Undisclosed Liabilities.........................10
         3.6      Legal and Other Compliance.................................10
         3.7      Taxes......................................................10
         3.8      Restrictions on Business Activities........................10
         3.9      Title to Properties; Absence of Liens; Condition of
                    Equipment................................................11
         3.10     Intellectual Property......................................11
         3.11     Agreements, Contracts and Commitments......................13
         3.12     Powers of Attorney.........................................14
         3.13     Litigation.................................................14
         3.14     Insurance..................................................15
         3.15     Environmental, Health, and Safety Matters..................15
         3.16     Employee Benefit Plans and Compensation....................16
         3.17     Insolvency.................................................21
         3.18     Consents...................................................21
         3.19     Books and Records..........................................21
         3.20     Year 2000 Compliance.......................................21
         3.21     Product Warranties; Product Returns; Defects;
                    Liabilities..............................................21
         3.22     Inventory..................................................22
         3.23     Accounts Receivable........................................22
         3.24     Representations Complete...................................22

         3.25     Brokers' and Finders' Fees; Third-Party Expenses...........22

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER...........................23

         4.1      Organization of Buyer......................................23
         4.2      Authority..................................................23
         4.3      No Conflicts...............................................23
         4.4      Warrant Shares.............................................23
         4.5      SEC Documents; Buyer Financial Statements..................23
         4.6      No Material Adverse Change.................................24
         4.7      Litigation.................................................24
         4.8      Brokers' and Finders' Fees; Third-Party Expenses...........24

ARTICLE V SECURITIES ACT COMPLIANCE; REGISTRATION............................24

         5.1      Securities Act Exemption...................................24
         5.2      Stock Restrictions.........................................25
         5.3      Representations Regarding Securities Law Matters...........25
         5.4      Registration Rights........................................25

ARTICLE VI CONDUCT PRIOR TO THE CLOSING DATE.................................26

         6.1      Conduct of Business of each of Almo and the Sellers........26

ARTICLE VII ADDITIONAL AGREEMENTS............................................27

         7.1      Approval...................................................27
         7.2      Access to Information......................................28
         7.3      Access to Records After Closing............................28
         7.4      Confidentiality............................................28
         7.5      Public Disclosure..........................................28
         7.6      Contractual Consents.......................................29
         7.7      Legal Conditions to Acquisition............................29
         7.8      Best Efforts; Additional Documents and Further
                    Assurances...............................................29
         7.9      Notification of Certain Matters............................29
         7.10     Payment of Trade and Other Creditors.......................30
         7.11     No Solicitation............................................30
         7.12     Facilities.................................................30
         7.13     Post-Closing Collection Practices for Accounts
                    Receivable...............................................31
         7.14     Year 2000 Preventative Measures............................31
         7.15     Use of Almo Name...........................................31
         7.16     Reports on Warranty Claims.................................31
         7.17     Release of Liens, Etc......................................32
         7.18     Physical Inventory.........................................32
         7.19     Payment of HSR Act Filing Fee..............................32
         7.20     Software License Agreement.................................32

ARTICLE VIII CONDITIONS TO OBLIGATIONS TO CLOSE..............................32

         8.1      Conditions to Obligations of each Party....................32
         8.2      Additional Conditions to Obligations of each of Almo
                    and the Sellers..........................................33
         8.3      Additional Conditions to the Obligations of Buyer..........33

ARTICLE IX NONCOMPETITION AGREEMENTS.........................................34

         9.1      Agreement of Seller........................................34
         9.2      Nonsolicitation............................................34
         9.3      Restriction Period.........................................35
         9.4      Permitted Investments......................................35
         9.5      Remedies for Breach........................................35

ARTICLE X SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION........35

         10.1     Indemnification............................................35
         10.2     Arbitration................................................40

ARTICLE XI TERMINATION, AMENDMENT AND WAIVER.................................41

         11.1     Termination................................................41
         11.2     Effect of Termination......................................42
         11.3     Amendment..................................................42
         11.4     Extension; Waiver..........................................42

ARTICLE XII GENERAL PROVISIONS...............................................42

         12.1     Notices....................................................42
         12.2     Expenses...................................................43
         12.3     Interpretation.............................................43
         12.4     Counterparts...............................................44
         12.5     Entire Agreement; Assignment...............................44
         12.6     Severability...............................................44
         12.7     Other Remedies.............................................44
         12.8     Governing Law; Arbitration.................................44
         12.9     Rules of Construction......................................45
         12.10    No Third Party Beneficiaries...............................45
         12.11    Specific Performance.......................................45

                                INDEX OF EXHIBITS

         Exhibit        Description
         -------        -----------
         Exhibit A      HyperText Link Agreement

         Exhibit B      Trade Name Assignment Agreement

         Exhibit C      Warrant

         Exhibit D      Bill of Sale and General Assignment

         Exhibit E      Domain Name Transfer Agreement

         Exhibit F      Investment Representation Statement

         Exhibit G      Declaration of Registration Rights

         Exhibit H-1    Philadelphia Facility Agreement

         Exhibit H-2    Philadelphia Warehouse and Employee Leasing Agreement

         Exhibit H-3    Minnesota Facility Agreement

         Exhibit H-4    Maryland Facility Agreement

         Exhibit H-5    Massachusetts Assignment and Assumption Agreement

         Exhibit I      Trade Name License Agreement

         Exhibit J      Software License Agreement

                               INDEX OF SCHEDULES


         Schedule     Description
         --------     -----------
         1.2(a)       Inventory
         1.2(b)       Accounts Receivable
         1.2(c)       Contracts; Specific Obligations to be Performed
                      Post-Closing
         1.2(d)       Equipment and Tangible Assets
         1.2(g)       Telephone Numbers
         1.2(h)       Prepaid Expenses and Other Assets
         1.3(b)       Schedule of Assumed Accounts  Payable, Payables Arising
                      in Connection with Goods in Transit, Placed Orders.
         1.3(c)       TradeMark Computer Warranty Reserve
         1.3(d)       Vacation Pay Accrued
         1.3(e)       Inventory Reserve Procedure
         1.3(f)       Accrued Expenses
         2.1          Book or Agreed Value of Acquired Assets; Book or Agreed
                      Value of Assumed Liabilities
         2.4          Allocation Schedule
         3.2          Authority
         3.3(c)       Division Financial Statements
         3.4          Absence of Charges
         3.4(i)       Key Employees
         3.4(ii)      Revaluation of Assets
         3.10(a)      Schedule of Seller Registered Intellectual Property
         3.10(b)      Title Exceptions: Seller Registered Intellectual Property
         3.10(c)      Seller Registered Intellectual Property Licenses
         3.10(d)      Seller Intellectual Property Contracts, Licenses and
                      Agreements
         3.10(e)      Intellectual Property Infringement
         3.11         Agreements, Contracts and Commitments Exception
         3.13         Litigation
         3.14         Insurance
         3.15         Environmental Permits, Licenses and Other Authorizations
         3.16(b)(a)   Employee Plans
         3.16(e)      Pension Plan Matters
         3.16(j)      Employment Matters
         3.16(o)      Transferred Employees Title and Base Salary
         3.18         Required Consents
         3.21         Terms of Sale; License

         3.25         Brokers and Finders
         6.1          Conduct of Business Exceptions
         7.13         Post-Closing Accounts Receivable and Accounts Payable
                      Practices

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 5, 1998 among Bell Microproducts Inc., a California corporation (the "Buyer"), Almo Corporation, a Pennsylvania corporation ("Almo"), Almo Distributing Pennsylvania, Inc., a Pennsylvania corporation, Almo Distributing Maryland, Inc., a Maryland corporation, Almo Distributing Minnesota, Inc., a Minnesota corporation, Almo Distributing Wisconsin, Inc. an Illinois corporation, and Almo Distributing, Inc., a Pennsylvania corporation. Almo Distributing Pennsylvania, Inc., Almo Distributing Maryland, Inc., Almo Distributing Minnesota, Inc., Almo Distributing Wisconsin, Inc., and Almo Distributing, Inc. are collectively referred to herein as the "Sellers."


                                    RECITALS

         WHEREAS, Almo and Sellers maintain a division of their corporations known as the Computer Products division which distributes computer products (the "Business");

         WHEREAS, pursuant to this Agreement, the Buyer (directly or through one of its wholly owned subsidiaries) wishes to purchase from Almo and the Sellers, and Almo and the Sellers wish to sell to the Buyer, all the Acquired Assets (as defined herein);

         NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                           SALE AND PURCHASE OF ASSETS

         1.1 Sale and Purchase of Assets. Subject to the terms and conditions contained in this Agreement, Almo and the Sellers agree to sell, assign, transfer, and deliver to the Buyer all of Almo's and the Sellers' right, title, and interest in and to each of the Acquired Assets (defined below), and Buyer agrees to purchase such assets on the Closing Date.

         1.2 Assets to be Transferred. At the Closing, Almo and the Sellers shall collectively sell and deliver to Buyer (or a wholly owned subsidiary of Buyer to be designated by Buyer), and Buyer (either directly or through a wholly owned subsidiary of Buyer to be designated by Buyer) shall purchase and accept from Almo and the Sellers, certain of the assets related to the Business (the "Acquired Assets"), including:

                  (a) Inventory. All of Sellers' inventory relating to the Business as shall be identified in Schedule 1.2(a) to be based on the physical inventory taken by the parties hereto and attached hereto immediately after the Closing (including goods which have been ordered but not yet received by Sellers and goods in transit, but excluding any items manufactured or sold by Micropolis and Maxtor).

                  (b) Accounts Receivable. All of Seller's rights to receive payments owed to the Seller by its customers (except receivables related to "floor plan" financing arrangements, receivables owing by customers where all receivables owing from any single customer are older than 90 days, certain credit balances relating to, among other things, inactive customers, employee loans, and receivables from customers where the payment was effected by C.O.D.) as shall be identified in Schedule 1.2(b) to be attached hereto immediately after Closing.

                  (c) Rights Under Contracts. All of Sellers' rights under any equipment lease, real property lease, contract, agreement, plan or arrangement identified in Schedule 1.2(c) to be agreed to by the parties and attached hereto at Closing. It is the intent of the parties hereto that all of the Acquired Assets and all of Sellers' backlog, if any, arising out of the operation of the Business be transferred to Buyer. Accordingly, the parties agree to use their reasonable best efforts to facilitate such transfer of customers at the Closing. Included on Schedule 1.2(c) will be (i) a list of all outstanding written customer orders, purchase orders, and other customer commitments from Sellers' current customers of the Business in effect on the Closing Date, and (ii) the names of all current customers of the Business.

                  (d) Equipment; Tangible Assets. Certain fixed assets, equipment, and other tangible assets along with the prices that Buyer will pay for such fixed assets, equipment, and tangible assets used in the Business identified in Schedule 1.2(d) to be agreed to by the parties and attached hereto at Closing (excluding, among other things, assets listed as "Almo Retained Assets" on Schedule 1.2(d).

                  (e) Books and Records. All transferable books and records related to any Acquired Assets, including, without limitation, all financial records, books, ledgers, supplier lists, customer and marketing lists or databases, marketing plans, management plans, distribution and reseller methods, advertising materials, manuals, and other materials of the Seller.

                  (f) Domain Name and Link. The domain name trademarkcomputers.com and a link from Almo's web site to the Buyer's site, which link is more fully described in the HyperText Link Agreement attached hereto as Exhibit A.

                  (g) Phone Numbers. The phone numbers used in the Business identified in Schedule 1.2(g).

                  (h) Prepaid Expenses and Other Assets. The prepaid expenses and other assets listed on Schedule 1.2(h) to be agreed to by the parties and attached hereto as of the Closing Date.

                  (i) Rights Under Leases. All of Sellers' rights under the real property lease agreements identified in Schedule 1.2(c) (the "Assumed Leases").

                  (j) Other Assets. All of Sellers' claims against any parties relating exclusively or primarily to any Acquired Asset, the Business or any contract rights assigned to Buyer, including without limitation, unliquidated rights under manufacturers' or vendors' warranties or guarantees.

                  (k)  Trade  Name   Assignment.   The  registered   trade  name
"TradeMark" will be assigned to Buyer pursuant to a Trade Name Assignment Agreement attached hereto as Exhibit B.

                  (l) To the extent delivery of the Acquired Assets involves physical delivery, Sellers shall be required to so deliver the Acquired Assets at the Closing (as defined below) in place unless otherwise directed by Buyer, in which case Buyer will bear the costs of moving any Acquired Assets to the chosen location.

         1.3 Assumption of Liabilities. On the terms and subject to the conditions set forth herein, from and after the Closing, the Buyer will assume and satisfy or perform when due only the following specified liabilities of the Sellers (the "Assumed Liabilities"):

                  (a) Sellers' obligations to be performed after the Closing Date (as defined below) under the contracts or agreements identified in Schedule 1.2(c); and

                  (b) Certain accounts payable, payables arising in connection with goods in transit, placed orders (including products received from Seller's vendors but not yet invoiced by Seller's vendors at closing), in each case only as set forth on Schedule 1.3(b) (such Schedule to include any credits in favor of Sellers owing to Sellers by Sellers' vendors but excluding any payables related to goods delivered from Micropolis, Maxtor, Maxtech and excluding any payables owing to discontinued vendors), to be attached hereto immediately after the Closing Date; and

                  (c) Warranty liability related only to the TradeMark computers in an amount set forth on Schedule 1.3(c) to be agreed upon by the parties and attached hereto at Closing for only TradeMark Computer warranty returns and replacements after the Closing; and

                  (d) Vacation pay accrued in an amount set forth on Schedule 1.3(d) to be agreed upon by the parties and attached hereto at Closing; and

                  (e) The  reserve  for  inventory  in an  amount  set  forth on
Schedule 1.3(e) to be agreed upon by the parties and attached hereto at Closing; and

                  (f) Accrued Expenses. The pro rata portion of the accrued expenses for goods or services to be provided to the Business after the Closing Data (as defined below) identified in Schedule 1.3(f) to be agreed to by the parties and attached hereto at Closing; and

                  (g) obligations, without liability to Buyer, to customers of the Business only to send to the proper manufacturer, products sold prior to the Closing that are returned to the Business for a refund or credit because they are defective and under manufacturer's warranties; provided that Buyer shall have no other obligation or liability whatsoever with respect to these returns other than to return the product to the manufacturer for such credit, refund, or replacement;

provided, however, that Buyer shall have no obligation pursuant to any contract or agreement of Seller identified in Schedule 1.2(c) hereof which by its terms requires a consent to assignment unless a written consent thereto has been obtained or, with respect to any such contract or agreement, or the Buyer and the counterparty to the contract or agreement continue to perform pursuant to the terms of such agreement or contract in the absence of a consent.

         1.4 All Other Liabilities Not Assumed. Other than the Assumed Liabilities set forth in Section 1.3 above, it is expressly agreed that, except as set forth in Section 2.3 hereof to pay one-half of the sales or use taxes arising out of this transaction, Buyer shall not assume or perform any other liabilities or obligations of any kind or amount, including but not limited to those for employment, income, sales, property or other taxes of any kind or amount, including taxes if any attributable to the Acquired Assets.


                                   ARTICLE II

                             PURCHASE PRICE; CLOSING

         2.1 Purchase Price.

                  (a) Payment of Purchase Price. As consideration for the sale, assignment, transfer, and delivery by Almo and the Sellers to the Buyer (or a wholly owned subsidiary of Buyer to be designated by Buyer) of the Acquired Assets, Buyer, on the terms and conditions set forth herein, shall deliver to Almo or the Sellers by wire transfer in immediately available funds at the Closing a dollar amount equal to the book or agreed value of the Acquired Assets as reflected on Schedule 2.1 prepared by Almo and the Sellers as of the Friday preceding the Closing Date and agreed to by Buyer minus the book or agreed value or amount of the Assumed Liabilities as reflected on Schedule 2.1, plus $2,500,000, subject to adjustment as provided below (the "Purchase Price"). In addition, Buyer will issue to Almo a warrant (the "Warrant") exercisable until the fifth anniversary of the Closing Date, to purchase 350,000 shares of Seller's Common Stock at $12 per share (the "Warrant Shares") as consideration for the covenant not to compete set forth in Article IX hereof, such warrant to be in substantially the form attached hereto as Exhibit C.

                  (b) Post-Closing  Adjustment

                           (a) Within 30 calendar  days after the Closing  Date,
Buyer, with the assistance of any necessary Almo and Seller personnel at no cost to Buyer, will prepare and deliver to the Sellers a draft Closing Date Schedule
2.1 (the "Draft Closing Date Schedule") for the Business as of the close of business on the Closing Date. The Draft Closing Date Schedule will be prepared in the same manner as Schedule 2.1, with the inventory reserve to be as set forth on 1.3(e) and the equipment value to be as set forth on Schedule 1.2(d).

                           (b) If the Sellers have any  objections  to the Draft
Closing Date Schedule, they will deliver a detailed statement describing their objections to the Buyer within ten business days after receiving the Draft Closing Date Schedule. The Buyer and the Sellers will use reasonable efforts to resolve any such objections themselves. If the parties do not obtain a final resolution within ten calendar days from the delivery of Sellers' objections, the objections to the Draft Closing Date Schedule will be submitted to Deloitte & Touche within seven days of the termination of the ten-day resolution period referred to above for binding resolution. The Buyer will bear one-half of the fees and expenses of the accounting firm, and the Sellers will bear the other one-half of the fees. Both parties will make their work papers and other materials available to the accounting firm. The determination of the accounting firm shall be made within 30 days after the submission of the objections for resolutions, and the determination shall be conclusive, final, and binding on the parties.

                           (c) The Purchase Price will be adjusted as follows:

                                    1.  If  the  book  or  agreed  value  of the
Acquired Assets minus the book or agreed value of the Assumed Liabilities, as reflected on the agreed to (or resolved or determined) Draft Closing Date Schedule (the "Closing Date Schedule") plus $2,500,000, is less than the cash amount paid by Buyer at the Closing, then Almo or the Sellers will pay to the Buyer within three days of the agreement to the Closing Date Schedule (or within three days of resolution, or determination by the accounting firm, of any objections thereto) an amount equal to the difference between (A) the cash amount paid by Buyer minus $2,500,000 and (B) the actual book or agreed value of the Acquired Assets minus the actual book or agreed value of the Assumed Liabilities as reflected on the agreed to (or resolved or determined) Draft Closing Date Schedule.

                                    2.  If  the  book  or  agreed  value  of the
Acquired Assets minus the book or agreed value of the Assumed Liabilities, as reflected on the agreed to (or resolved or determined) Closing Date Schedule plus $2,500,000, is more than the cash amount paid by Buyer at the Closing then the Buyer will pay to the Sellers within three days of the agreement to the Closing Date Schedule (or within three days of resolution, or determination by the accounting firm, of any objections thereto) an amount equal to the difference between (A) the book or agreed value of the Acquired Assets minus the book or agreed value of the Assumed Liabilities as reflected on the agreed to (or resolved or determined) Closing Date Schedule and (B) the cash amount paid by Buyer minus $2,500,000.

                                    3.  If  the  book  or  agreed  value  of the
Acquired Assets minus the book or agreed value of the Assumed Liabilities, as reflected on the agreed to (or resolved or determined) Closing Date Schedule, is equal to the amount paid by Buyer minus $2,500,000 then there will be no adjustment to the Purchase Price.

                           (d)  Any  amounts  required  to be paid  pursuant  to
Sections 2.1(c) 1 or 2 above shall be paid by wire transfer in immediately available funds.

                  (c) Adjustments to Warrant Shares. The number of Warrant Shares to be issued at the Closing shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or
distribution   of   securities   convertible   into   Buyer's   Common

Stock), reorganization, recapitalization or other like change with respect to Buyer's Common Stock occurring after the date hereof and prior to the Closing Date.

         2.2 Closing.

                  (a) Delivery. The closing of the purchase and sale of the Acquired Assets and the transfer of the Assumed Liabilities hereunder shall be held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050, at 10:00 a.m. (local time), on November 13, 1998 (the "Closing") or at such other time and place upon which the Buyer and Almo or the Sellers shall agree in writing (the date of the Closing is hereinafter referred to herein as the "Closing Date"). The Closing will be deemed effective as of the close of business on the Closing Date.

                  (b) Closing Deliveries. At the Closing, Buyer shall deliver the Purchase Price and the Warrant against delivery by Almo and the Sellers of such transfer documents relating to the sale and transfer of the Acquired Assets as the Buyer shall reasonably request, including, without limitation, (i) the Bill of Sale and General Assignment of Assets in the form attached hereto as Exhibit D, and (ii) the Domain Name Transfer Agreement in the form attached hereto as Exhibit E. At the Closing, Almo and the Sellers shall put Buyer into full possession and enjoyment of all the Acquired Assets.

                           At any time and from time to time after the  Closing,
at the request of the Buyer and without further consideration, Almo and the Sellers shall execute and deliver such further instruments of sale, transfer, conveyance, assignment, and confirmation and take such actions as Buyer may reasonably determine necessary to transfer, convey, and assign to the Buyer (or such wholly owned subsidiary as Buyer may designate), and to confirm Buyer's title to or interest in, the Acquired Assets, to put Buyer in actual possession and operating control thereof, and to assist Buyer in exercising all rights with respect thereto.

         2.3 Transaction Taxes. Almo and the Sellers will pay and promptly discharge when due all Taxes (as defined below) and recording fees imposed or levied by reason of, in connection with or attributable to this Agreement, the transactions contemplated hereby, and the sale of the Acquired Assets to Buyer; provided, however, with respect to sales or use taxes arising out of this transaction, Almo and the Sellers on the one hand, and Buyer, on the other, will each pay one-half of such taxes. For the purposes of this Agreement, a reference to "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity. The parties agree to prepare, execute, deliver to the other party and maintain on file all required sales tax exemption certificates in connection with the Acquired Assets.

Any personal property taxes attributable to the Acquired Assets shall be pro rated through the Closing.

         2.4 Allocation of Consideration. Buyer, Almo, and Sellers will allocate the Purchase Price and the Warrant (the "Consideration") among the Acquired Assets and the covenant not to compete set forth in Article IX (the "Allocation") in accordance with Schedule 2.4 to be attached to this Agreement at or prior to the Closing in a form and substance mutually agreeable to the parties. No party will take a position on any federal or state tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the (i) allocation of both the type and the amount of the components of the Consideration specified in the Allocation; or (ii) the tax treatment of the components of the Consideration specified in the Allocation. To the extent required by Section 1060 of the Code and any regulations promulgated thereunder, the Allocation will be revised for any adjustment of the Consideration pursuant to Section 2.1. The parties shall each prepare Internal Revenue Service Form 8594 and send to each other a copy of such form prior to filing.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF ALMO AND THE SELLERS

         Almo and the Sellers hereby jointly and severally represent and warrant to Buyer subject to the specific exceptions disclosed in the specified schedules (each referencing the appropriate section numbers of this Article III as to which an exception exists) delivered by Almo and the Sellers to Buyer, and dated as of the date hereof, as follows:

         3.1 Organization of the Seller . Each of Almo and the Sellers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each has the corporate power and authority to own, lease, and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a material adverse effect on the Business. Almo and the Sellers have made available to Buyer a true and correct copy of the constituent documents (articles or certificate of incorporation and bylaws) of Almo and the Sellers, each as amended to date, and each such instrument is in full force and effect.

         3.2 Authority. Each of Almo and the Sellers has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each of Almo and the Sellers and constitutes the valid and binding obligation of each of them enforceable against them in accordance with its terms. Except as disclosed in Schedule 3.2, the execution and delivery of this Agreement by Almo and the Sellers does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the constituent documents of the Seller or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Almo or the Sellers or any of its properties or assets. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county or local governmental authority, instrumentality, agency or commission (any of the foregoing authorities, instrumentalities, agencies, or commissions, a "Governmental Entity") or any third party (so as not to trigger any Conflict), except such filing required under the Hart-Scott-Rodino AntiTrust Improvements Act of 1976, as amended (the "HSR Act") is required by or with respect to Almo or the Sellers in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, including any other assignment or instrument of transfer to be delivered by Almo or the Sellers at the Closing pursuant to
Section 2.2(b).

         3.3 Division Financial Statements. (a) The statements of income of the Business for each of the fiscal years ended April 30, 1998, 1997, and 1996, (ii) the balance sheets of the Business for each such fiscal year, (iii) the unaudited statements of income of the Business for the three months ended September 30, 1998, and (iv) the unaudited balance sheet of the Business as of September 30 have been prepared in good faith and fairly present the financial position of the Business, as of the respective dates and for the respective periods indicated. The Business' balance sheet at September 30, 1998 is hereinafter referred to as the "Division Balance Sheet," and all such financial statements are hereinafter referred to as the "Division Financial Statements."

                  (b) The Business has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other which (i) has not been reflected in the Division Balance Sheet, or (ii) has not arisen in the ordinary course of business since September 30, 1998 consistent in nature and amount with past practices and which does not exceed $15,000 individually or $35,000 in the aggregate, or (iii) is not listed in Schedule 1.3(b), or does not arise under a contract listed in Schedule 1.2(c).

                  (c) A true and correct copy of the Division Financial Statements is attached to the Seller Schedules as Schedule 3.3(c).

         3.4 Absence of Changes. Except as set forth in Schedule 3.4, since the date of the Division Balance Sheet (or such other date specifically set forth herein), Almo and the Sellers have conducted the business of the Computer Products Division only in the ordinary course of business and, except to the extent the following has occurred in the ordinary course of Business:

                  (a) There has not been any material adverse change in the business, financial condition, operations, or results of operations of the Business;

                  (b) The Sellers have not sold, leased, licensed, or disposed of any of its assets relating to the Business (whether by way of merger, purchase, or otherwise);

                  (c) The Sellers have not accelerated, terminated, modified or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) which relates to the Acquired Assets;

                  (d) The Sellers have not delayed or postponed the payment of material accounts payable and other liabilities relating to the Acquired Assets beyond their due date, except with respect to accounts or liabilities that are subject to dispute in good faith by a Seller;

                  (e) The Sellers have not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) relating to any Acquired Asset involving payments of more than $10,000 in the aggregate;

                  (f) To Almo's and the Sellers' knowledge, Sellers have no reason to believe that any vendors, licensors, licensees, distributors, or customers related to any Acquired Asset intends to discontinue with the Buyer a business relationship any such vendor licensor, licensee, distributor, or customer currently has with the Sellers;

                  (g) No Acquired Asset has been materially damaged, destroyed, or lost (whether or not covered by insurance), and no material customer (a customer accounting for 5% or more of the revenues of the Business in the last twelve month-period) of the Sellers has been lost;

                  (h) The Sellers have not entered into any employment contract or collective bargaining agreement, or modified the terms of any existing employment contract or collective bargaining agreement, relating to the Acquired Assets;

                  (i) The Sellers have not changed employment or compensation terms for any employee specified on Schedule 3.4(i) hereto ("Key Employees");

                  (j) To Almo's and the Sellers' knowledge, Sellers have not taken any action involving the Acquired Assets, or failed to act with respect to the Acquired Assets, in a manner which would have a material adverse effect on the Acquired Assets and the business associated therewith;

                  (k) Neither Almo nor the Sellers have entered into any capital commitments in relation to any of the Acquired Assets or the business associated therewith;

                  (l) Neither Almo nor the Sellers have accelerated the collection or conversion of accounts receivable or notes receivable relating to the Acquired Assets by offering any incentive for such acceleration, including but not limited to prepayment discounts, allowances, or enhancements;

                  (m) Except as set forth in Schedule 3.4(m), neither Almo nor the Sellers have revalued any of the assets of the Business;

                  (n) Neither Almo nor the Sellers have effected any change in its accounting methods or policies (including any change in depreciation or amortization policies or rates);

                  (o) Neither Almo nor the Sellers have received notice of any claim or potential claim of ownership of the Acquired Assets by any person, and to the best knowledge of the Sellers, no basis exists for any such claim of ownership;

                  (p) Neither Almo nor the Sellers have received notice of any claim or potential claim, and to the best knowledge of Almo and the Sellers, no basis exists for any claim or potential claim that the Sellers have infringed the intellectual property rights of any person or entity; and

                  (q) Neither Almo nor the Sellers have negotiated with respect to or otherwise committed or agreed to do any of the foregoing (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

         3.5 Absence of Undisclosed Liabilities. Except as set forth in the Division Financial Statements or in Schedule 1.3(b) or obligations specified in the contracts listed in Schedule 1.2(c), there is no liability and, to the best knowledge of the Sellers, no threatened action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand, which could give rise to any liability with respect to any Acquired Asset.

         3.6 Legal and Other Compliance. Almo and the Sellers are in material compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof), the violation of which would have a material adverse effect on the Acquired Assets or the business of Almo and Sellers associated with the Acquired Assets or on the ability of Almo or the Sellers to consummate the transactions contemplated by this Agreement.

         3.7 Taxes. To the extent a failure to do so would adversely affect Buyer, any Acquired Asset, or Buyer's use of any Acquired Asset, Almo and the Sellers have (i) timely filed within the time period for filing or any extension granted with respect thereto all Tax returns which it is required to file relating to or pertaining to any and all Taxes attributable or levied upon any Acquired Asset and (ii) paid any all Taxes it is required to pay in connection with the periods to which such Tax returns relate. There are (and immediately following the Closing there will be) no liens on any Acquired Asset relating to or pertaining to Taxes, except with respect to Taxes not yet due and payable. No basis exists or will exist for the assertion of any claim which, if adversely determined, would result in a lien on any Acquired Asset or otherwise adversely affect Buyer, any Acquired Asset, or Buyer's use of any Acquired Asset.

         3.8 Restrictions on Business Activities. Except as set forth in Section
3.8 of the Disclosure Schedule, there is no agreement (noncompetition, field of use, or otherwise), judgment, injunction, order or decree which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice utilizing any Acquired Asset. Without limiting the foregoing, neither Almo nor the Sellers have not entered into any agreement which restricts the sale, license, or distribution of any product, service, or technology to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         3.9 Title to Properties; Absence of Liens; Condition of Equipment. (a) The Seller does not own any real property that is used in the Business. Almo and the Sellers have delivered to the Buyer a true and correct copy of each Assumed Lease. The Assumed Leases are in full force and effect, are valid and effective in accordance with its terms, and there is not, under any of such leases, any material existing default or event of default of Sellers (or event which with notice or lapse of time, or both, would constitute a material default). To the best knowledge of the Sellers, neither the business operations conducted on the real property owned by Almo and the Sellers, or conducted by Seller on any other real property, nor the real property owned by Almo and the Sellers, including improvements thereon, violate any applicable law, building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions. To the best knowledge of the Sellers, all approvals of governmental authorities (including licenses and permits) required in connection with the operation of the Business on such real property have been obtained.

                  (b) Almo or the Sellers have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, each Acquired Asset being transferred to the Buyer, free and clear of any liens, except as reflected in the Division Financial Statements or on Schedule 3.9.

                  (c) Sellers and Almo know of no material defect in each item of equipment, and to their knowledge, each item of equipment is reasonably fit and usable for the purposes for which it is presently being used.

                  (d) The Sellers are in custody and control of all the Acquired Assets being sold and transferred to the Buyer pursuant to this Agreement or any assignments or other instruments of transfer delivered or to be delivered to Buyer pursuant hereto or thereto.

         3.10 Intellectual Property.

                  (a) Schedule 3.10(a) lists all registered intellectual property owned by, or filed in the name of, Almo and the Sellers and included in the Acquired Assets (the "Seller Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and TradeMark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Seller Registered Intellectual Property.
Schedule 3.10(a) also lists all of Almo's and the Seller's unregistered copyrights, trade marks, and trade names used in the Business.

                  (b) Sellers are the exclusive owner of, and have good title to, the Seller Registered Intellectual Property.

                  (c) Schedule 3.10(c) sets forth a complete list of all licenses, sublicenses, and other agreements pursuant to which any person is authorized to use the Seller Registered Intellectual

Property or any of Almo's or Sellers' trade secrets material to the Acquired Assets, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof. The execution and delivery of this Agreement by Almo and the Sellers, and the consummation of the transactions contemplated hereby, will not cause any such license, sublicense, or agreement to terminate, nor entitle any other party to any such license, sublicense, or agreement to terminate or modify such license, sublicense, or agreement.

                  (d) The contracts, licenses and agreements listed in Section 3.10(d) of the Disclosure Schedule constitute all contracts, licenses and agreements (other than those set forth in Schedule 1.2(c)) to which Almo or the Sellers are a party with respect to any intellectual property included in the Acquired Assets.

                  (e) Except as set forth in Schedule 3.10(e), the operation of the Business as currently conducted by the Seller or as reasonably contemplated to be conducted (including but not limited to the design, development, distribution, marketing, use, import, manufacture, license and sale of the products, technology or services (including products, technology or services currently under development) of Almo and the Sellers) has not, does not and will not infringe or misappropriate the intellectual property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. Almo and the Sellers have not received notice nor have any claims been asserted or threatened against any of them or any of their customers, from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Almo or the Sellers infringes or misappropriates the intellectual property of any person or that the Seller has engaged in unfair competition or trade practices under the laws of any jurisdiction (nor to the best knowledge of the Seller is there any basis therefor).

                  (f) All necessary registration, maintenance and renewal fees in connection with the Seller Registered Intellectual Property have been paid and all necessary documents and certificates in connection with Seller Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Seller Registered Intellectual Property.

                  (g) Neither  Almo nor the Sellers have any  currently  pending
claim  against  any  person  for  infringing  or  misappropriating   the  Seller
Registered Intellectual Property.

                  (h) No Seller Registered Intellectual Property of Almo or the Sellers is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Almo or the Sellers or may affect the validity, use or enforceability of the Seller Registered Intellectual Property.

                  (i) No (i) product, technology, service or publication of the Business or (ii) material published or distributed by Almo or the Sellers in connection with the Business is obscene, defamatory, or constitutes false advertising or otherwise violates any law or regulation.

         3.11 Agreements, Contracts and Commitments. Except as contemplated by this Agreement or as set forth on Schedule 3.11, neither Almo nor the Sellers currently has or is a party to, or bound by with respect to any Acquired Asset or Key Employee (as defined in Section 3.4(i) hereof):

                  (a) any collective bargaining  agreements;

                  (b) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

                  (c) any stock option, stock purchase, stock appreciation, bonus, deferred compensation, pension, severance, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                  (d) any agreement, contract, or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise except in the ordinary course of business;

                  (e) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement;

                  (f) any agreement (or group of related agreements) for the lease of personal property to or from any person or entity having a value individually in excess of $10,000;

                  (g) any  agreement of  indemnification  or  guaranty;

                  (h) any agreement entered otherwise than in the ordinary course of business;

                  (i) to Almo and the Sellers' knowledge, any agreement that is likely to result in a loss in excess of $25,000 on completion of performance;

                  (j) any agreement (or group of related agreements) containing any covenant limiting the freedom of Almo or the Sellers to engage in any line of business or to compete with any person or entity that could reasonably be expected to impair or encumber the Acquired Assets (including, without limitation, any restrictions on the marketing, license, and distribution of the Seller Registered Intellectual Property);

                  (k) any agreement (or group of related agreements) relating to capital expenditures and involving future payments in excess of $15,000;

                  (l) any agreement (or group of related agreements) under which payment in excess of $1,000 has already been received by Almo or the Sellers (whether in whole or in part) but which requires the performance of services after the Closing Date, except for credit balances included in Schedule 1.2(b);

                  (m) any fidelity or surety bond or  completion  bond;

                  (n) any agreement pursuant to which Almo or the Sellers have advanced or loaned any amount to any director, officer, employee, or consultant other than business travel advances in the ordinary course of business;

                  (o) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by Almo or the Sellers or extension of credit to Almo or the Sellers exclusive of routine trade payables, involving obligations in excess of $5,000 or under which Almo or the Sellers have imposed any lien on any of the Acquired Assets;

                  (p) any purchase order or contract for the purchase of materials (excluding capital expenditures) involving $15,000 or more;

                  (q) any agreement concerning confidentiality, except in the ordinary course;

                  (r) any construction contracts;

                  (s)  any  distribution,   joint  marketing,   development,  or
partnership or joint venture agreement;

                  (t) any agreement pursuant to which Almo or the Sellers has granted, or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code; or

                  (u) any other agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) that involves payment of $10,000 or more.

         Almo and the Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in Schedule 3.11. Neither Almo nor the Sellers have breached, violated, or defaulted under, or received notice that any of them have breached, violated, or defaulted under, any of the terms of or conditions of any agreement, contract, or commitment required to be identified in Schedule 1.2(c) (any such agreement, contract, or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in
Schedule 3.11, is not subject to any default thereunder of which Almo or the Sellers have knowledge by any party obligated to Almo or a Seller pursuant thereto.

         3.12 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Almo or the Sellers in respect of any Acquired Asset.

         3.13 Litigation. Except as set forth in Schedule 3.13, there is no action, suit, proceeding, claim, arbitration, or investigation pending before any court or administrative agency against Almo or the Sellers or any officer or director thereof in their capacity as such that may result in any adverse change in the Business or to the Acquired Assets or that questions the validity of this Agreement or of any action taken to or to be taken pursuant to or in connection with this Agreement. To the best knowledge of Almo and the Sellers, no such action, proceeding, claim, arbitration, or investigation has been threatened. There are no judgments, orders, decrees, citations, fines, or penalties heretofore assessed against Almo or the Sellers affecting the Business or the Acquired Assets under any federal, state or local law. No governmental entity has at any time challenged or questioned the legal right of Almo or Sellers to manufacture, offer, or sell any product related to the Acquired Assets in the present manner or style thereof.

         3.14 Insurance. Schedule 3.14 lists all material insurance policies covering the Business and the Acquired Assets. There is no claim by Almo or the Sellers pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and Almo and the Sellers are otherwise in compliance with the terms of such policies and bonds.

         3.15  Environmental,  Health, and Safety Matters.

                  (a) Almo and Sellers have complied and are in compliance with all Environmental, Health, and Safety Requirements except where the failure to comply does not result in a material adverse effect on the Business.

                  (b) Without limiting the generality of the foregoing, Almo and Sellers have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements (as defined below) for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached
Schedule 3.15 except where the failure to comply does not result in a material adverse effect on the Business.

                  (c) Almo and Sellers have not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                  (d) Except as set forth on Schedule 3.15, to Almo and the Sellers' knowledge, none of the following exists at any property or facility owned or operated by Almo or Sellers: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                  (e) Except as set forth on Schedule 3.15, Almo and Sellers have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

                  (f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                  (g) Almo and Sellers have not either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  (h) No facts, events or conditions involving Almo or the Sellers and relating to the past or present facilities, properties or operations of Almo or the Sellers will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                           (a) "Environmental,  Health, and Safety Requirements"
shall mean for purposes of this Section 3.15 all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         3.16 Employee Benefit Plans and Compensation.

                  (a) Definitions. For purposes of this Section 3.16, the following terms shall have the meanings set forth below:

                           (a)  "Affiliate"  means  any  other  person or entity
under common control with the Seller within the meaning of Section 414(b),  (c),
(m) or (o) of the Code and the regulations thereunder.

                           (b) "Employee Plan" shall refer to any plan, program,
policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, deferred compensation, pensions, profit sharing, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, written or otherwise, funded or unfunded and whether or not legally binding, including without limitation, each plan (each an "employee benefit plan" within the meaning of Section 3(3) of ERISA) which is or has been maintained, contributed to, or required to be contributed to, by the Seller for the benefit of any Key Employee, and pursuant to which the Seller has or may have any material liability, contingent or otherwise.

                           (c) "Key Employee"  means those  employees  listed on
Schedule 3.4(i) hereto.

                           (d)   "Employee   Agreement"   shall  refer  to  each
employment, severance, consulting or similar agreement or contract and any amendments thereto, whether written or oral and whether or not legally binding, between Almo or the Sellers and any Key Employee.

                  (b) Schedules.

                           (a)  Schedule  3.16(b)(a)  contains an  accurate  and
complete list of each Employee Plan applicable to the Key Employees and each Employee Agreement, together with a schedule of all liabilities under each such Employee Plan applicable to the Key Employees. Except as set forth in Schedule 3.16(b)(a), Almo or Sellers do not have any plan or commitment, whether legally binding or not, to establish any new Employee Plan applicable to the Key Employees or Employee Agreement, to modify any Employee Plan applicable to the Key Employees or Employee Agreement (except to the extent required by law or to conform any such Employee Plan applicable to the Key Employee or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Employee Plan applicable to the Key Employees or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                           (b) The names of all Key  Employees  involved  in the
Business are set forth on Schedule 3.4(i).

                  (c) Documents. Almo and Sellers have provided to Buyer (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) all taxing or other governmental authority opinion, notification or determination letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from any taxing or other governmental authority with respect to any Employee Plan; (iv) if the Employee Plan is funded, the three most recent years of annual and periodic accounting of Employee Plan assets; (v) all material agreements and contracts relating to each Employee Plan, including but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; and

(vi) all communications material to any Key Employee relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to Almo or the Sellers.

                  (d) Employee Plan Compliance. (i) Each of Almo and the Sellers has performed all obligations required to be performed by it under each Employee Plan, each Employee Agreement and with respect to its workers' representative committee, and each Employee Plan and each Employee Agreement; (ii) there are no actions, suits or claims pending, or, to the best knowledge of each of Almo and the Sellers threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan or under any Employee Agreement or relating to the workers' representative committee;
(iii) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Buyer (other than ordinary administration expenses typically incurred in a termination event); (iv) there are no inquiries or proceedings pending or, to the best knowledge of each of Almo and the Sellers, threatened by any governmental authority with respect to any Employee Plan or any Employee Agreement; (v) each of Almo and the Sellers is not subject to any penalty or tax with respect to any Employee Plan or any Employee Agreement; (vi) no prohibited transaction within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA, and not otherwise exempt under Section 408 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan; and (vii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such Employee Plan from the United States Internal Revenue Service or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such determination letter and make any amendments necessary to obtain a favorable determination, and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Employee Plan.

                  (e) Pension Plans. Except as set forth in Schedule 3.16(e), each of Almo and the Sellers does not now have, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any pension plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. The Seller does not have any retirement or pension plans other than as set forth on Schedule 3.16(e).

                  (f) Multiemployer Plans. Buyer shall have no liability under any of Almo's or Sellers' "multiemployer plans" (as such term is defined in Section 3(37) of ERISA.

                  (g) No Post-Employment Obligations. No Employee Plan provides, or imposes any obligation to provide life insurance, health or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by applicable law, and each of Almo and the Sellers has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, health or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by applicable law. Except to the extent (if any) to which provision or allowance has been made in the Division Financial Statements or is otherwise required in connection with the transactions contemplated by this Agreement, no liability has been incurred by each of Almo and the Sellers to make any redundancy payments or any protective awards or to pay damages or compensation (or wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee) and no gratuitous payments has been made or promised by each of Almo and the Sellers in connection with the actual or proposed termination or suspension of employment or variation or any contract of employment of any present or former director or employee.

                  (h) No Violations. Each of Almo and the Sellers has not, prior to the Closing and in any material respect, violated any of the health care continuation requirements of Section 4980B(f) of the Code (and Sections 600-608 of ERISA) or any similar provisions of U.S. state law applicable to its Employees. Each of Almo and the Sellers has complied in all respects with ERISA and all applicable laws relating to the Employees or the Employee Plans, and there are no outstanding claims against or payments due from each of Almo and the Sellers thereunder.

                  (i) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not cause or create any liability to Buyer (either alone or upon the occurrence of any additional or subsequent events) under any Employee Plan, Employee Agreement, trust or loan, or constitute an event that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (j)  Employment  Matters.  Except  as set  forth  on  Schedule
3.16(j), each of Almo and the Sellers (i) is in compliance with all applicable laws respecting employment and employment practices, including without limitation, those relating to discrimination in employment, terms and conditions of employment, election of employee representatives (where applicable), obligations to consult with and inform employee representatives, calculations and accruals of vacations and of other accruals, seniority bonuses (if any), and wages and hours; (ii) is in compliance with all applicable safety laws, except where failure to so comply would not materially adversely affect the Business;
(iii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees or other persons who by virtue of their activities performed on behalf of each of Almo and the Sellers may be deemed employees within the meaning of applicable law; (iv) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (v) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees or other persons who by virtue of their activities performed on behalf of each of Almo and the Sellers may be deemed employees within the meaning of applicable law (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (k) Labor. No work stoppage or labor strike against each of Almo and the Sellers is pending, nor to the best knowledge of each of Almo and the Sellers, threatened. Each of Almo and the Sellers is not involved in nor has been threatened with any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in Liability to each of Almo and the Sellers or Buyer. Each of Almo and the Sellers has not engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a liability to each of Almo and the Sellers. Each of Almo and the Sellers is not presently, nor has it in the past, been a party to, or bound by, any agreement negotiated with its Employees and no collective bargaining agreement is being negotiated by each of Almo and the Sellers.

                  (l) No Interference or Conflict. To the Knowledge of each of Almo and the Sellers, no shareholder, officer, employee or consultant of each of Almo and the Sellers is obligated under any contract or agreement or is subject to any judgement, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of each of Almo and the Sellers or that would interfere with the Business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Business nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Business as presently conducted or proposed to be conducted, will, to each of Almo and the Sellers' knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officer's, directors, employees or consultants is now bound.

                  (m) Fixed Term Agreements. There is no existing or previous employee of each of Almo and the Sellers under a fixed term employment contract who could make a valid claim that he or she has an agreement of indefinite duration.

                  (n) No Liability. Buyer will not have any liability for making payments or providing benefits of any kind to any Employee or former Employee of each of Almo and the Sellers who does not become an Employee of Buyer including, without limitation, (A) as a result of the sale of the Acquired Assets or as a result of the termination by each of Almo and the Sellers of any Employees or decision by the Buyer not to hire any such Employee, (B) any obligation to provide former Employees of each of Almo and the Sellers (including individuals who become former Employees by reason of the consummation of the transactions contemplated by this Agreement) so-called COBRA continuation coverage (with respect to U.S. Employees of Seller), (C) any liability in respect of medical and other benefits for existing and future retirees of each of Almo and the Sellers and for claims made after Closing in respect of costs and expenses incurred prior to Closing, (D) any liability in respect of work-related employee injuries or worker's compensation claims by employees or former employees of each of Almo and the Sellers, and (E) any liability in respect of employee bonuses payable to former employees of each of Almo and the Sellers.

                  (o) Transferred Employees. Schedule 3.16(o) sets forth the current job title and the annual base salary of certain employees identified by Buyer to whom Buyer expects to make an offer of either at-will or term employment.

         3.17 Insolvency. No insolvency proceedings of any character, including bankruptcy, receivership, reorganization, winding up, or arrangement with creditors, voluntary or involuntary, affecting any of the Acquired Assets are pending or, to the best knowledge of each of Almo and the Sellers, are threatened, and each of Almo and the Sellers has not made any assignment for the benefit of creditors, nor taken any other action which would constitute the basis for the institution of such insolvency proceedings.

         3.18 Consents. Schedule 3.18 sets forth a true, correct, and complete list of the identities of any person or entity (including a governmental entity) whose consent or approval is required, and the matter, agreement, or contract to which such consent relates, in connection with the transfer, assignment or conveyance by each of Almo and the Sellers of any Acquired Asset.

         3.19 Books and Records. The books and records of each of Almo and the Sellers related to the businesses associated with the Acquired Assets (i) have been fully and accurately maintained in accordance with applicable laws and with generally accepted practices and standards in the jurisdiction(s) in which each of Almo and the Sellers operates and (ii) are in each of Almo and the Sellers' possession or under its control. The Acquired Assets include all such records, although Seller is not transferring to Buyer any rights to continue to maintain such records on Seller's computer systems or databases.

         3.20 Year 2000 Compliance. Provided the Buyer complies with the covenant set forth in Section 7.15 hereof, Almo and the Sellers represent and warrant that all TradeMark computers sold for which Almo or the Sellers have warranty or other liability are designed to be used prior to, during, and after the calendar year 2000 A.D. and that TradeMark Computers will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than a century. This warranty relating to Year 2000 compliance shall apply only to computer hardware (including the BIOS and any firmware, microcode, or chip-resident software resident on the hardware) and does not include software installed on such computers, including but not limited to, any operating systems and applications software. Without limiting the generality of the foregoing, each of Almo and the Sellers further represents and warrants that such TradeMark computers (i) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; and (ii) has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century.

         3.21 Product Warranties; Product Returns; Defects; Liabilities. Each product manufactured, sold, licensed, leased, or delivered by each of Almo and the Sellers in the Business has been in conformity with all applicable contractual commitments and all express and implied warranties. Except as reflected in the reserve for warranty claims for the TradeMark computers on the Division Balance Sheet each of Almo and the Sellers has no liability (and to the best knowledge of each of Almo and the Sellers, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against each of Almo and the Sellers giving rise to any liability) for replacement or repair thereof or other damages in connection therewith where such liability is not collectible in full from the applicable vendor. The qualifications as to best knowledge of Almo and the Sellers in the parenthetical in the previous sentence shall not apply to TradeMark computers. No product manufactured, sold, licensed, leased, or delivered by each of Almo and the Sellers in the Business is subject to any guaranty, warranty, return right, or other indemnity beyond the applicable standard terms and conditions of sale, license, or lease or beyond that implied or imposed by applicable law. Schedule 3.21 includes a copy of the standard terms and conditions of sale, license, or lease of each of Almo and the Sellers.

         3.22 Inventory. The inventory of the Business as reflected on the Division Balance Sheet consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured all of which is reflected on such balance sheet at the lower of cost or market value. All items of inventory included in the Acquired Assets are subject to an agreement with the supplier of such items regarding the return of such items. Copies of such agreements have been provided to Buyer and indexed to the items of inventory.

         3.23 Accounts Receivable. Each of Almo and the Sellers has delivered to Buyer a complete and accurate aging of all accounts receivable of the Company as of a week prior to Closing. No account receivable reflected on Schedule 1.2(b) and in the Division Balance Sheet and no account receivable arising after the date of the Division Balance Sheet and reflected on the books of the Company and the Closing Date Schedule is uncollectible, subject to counterclaim or offset, except to the extent reserved against thereon, and all accounts receivable will be collected within 90 days of the Closing. Except as set forth in Section 3.23 of the Disclosure Schedule, no such accounts receivable are subject to discount on volume or rebate or any other reduction. All accounts receivable have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by the Company.

         3.24 Representations Complete. To the knowledge of Almo and Sellers, none of the representations or warranties made by each of Almo and the Sellers (as modified by each of Almo and the Sellers Schedules), nor any statement made in any schedule or certificate furnished by each of Almo and the Sellers pursuant to this Agreement contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

         3.25 Brokers' and Finders' Fees; Third-Party Expenses. Except as set forth in Schedule 3.25, Almo and Sellers have not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to each of Almo and the Sellers as follows:

         4.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Buyer has the corporate power to own its properties and to carry on its business as now being conducted.

         4.2 Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

         4.3 No Conflicts. The execution and delivery of this Agreement by the Buyer does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict")
(i) any provision of the constituent documents of the Buyer or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or any of its properties or assets. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county or local governmental authority, instrumentality, agency or commission except under the HSR Act (any of the foregoing authorities, instrumentalities, agencies, or commissions, a "Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, including any other assignment or instrument of transfer to be delivered by the Buyer at the Closing pursuant to Section 2.2(b).

         4.4 Warrant Shares. The Warrant Shares to be issued upon exercise of the Warrant pursuant to this Agreement will, when issued and delivered in accordance with this Warrant, be duly authorized, validly issued, fully paid, and non-assessable; provided, however, that the Warrant Shares to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws in the United States.

         4.5 SEC Documents; Buyer Financial Statements. Buyer has filed all forms, reports, and documents required to be filed by Buyer with the Securities and Exchange Commission (the "SEC") and has furnished or made available to each of Almo and the Sellers true and complete copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (collectively, the "SEC Documents"), which Buyer has filed with the SEC under the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The consolidated financial statements of Buyer, including the notes thereto, included in the SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present the consolidated financial position of Buyer and the results of its operations and cash flows as of the respective dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Buyer's accounting policies except as described in the notes to the Buyer Financial Statements.

         4.6 No Material Adverse Change. Since the date of the most recent SEC Documents, there has not been any material adverse change in the Buyer's business, results of operations, or financial condition.

         4.7 Litigation. There is no action, suit or proceeding of any nature pending or, to Buyer's knowledge, threatened against Buyer that could reasonably be expected to interfere with the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement.

         4.8 Brokers' and Finders' Fees; Third-Party Expenses. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                   ARTICLE V

                     SECURITIES ACT COMPLIANCE; REGISTRATION

         5.1 Securities Act Exemption. The Warrant Shares to be issued pursuant to exercise of the Warrant will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof. Simultaneous with the execution and delivery of this Agreement, each of Almo and the Sellers has delivered to Buyer an investment representation statement in the form attached hereto as Exhibit F. Prior to the Closing Date, each of Almo and the Sellers shall have provided Buyer such additional representations, warranties, certifications, and additional information as Buyer may reasonably request to ensure the availability of an exemption from the registration requirements of the Securities Act.

         5.2 Stock Restrictions. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Closing Date, the Warrant issued pursuant to this Agreement, and any Warrant Shares issued upon exercise of the Warrant shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Buyer's transfer agent), stating substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT PRIOR TO ANY TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED HEREBY.

         5.3 Representations Regarding Securities Law Matters. Each of Almo and the Sellers shall be bound by the following provisions:

                  (a) Each of Almo and the Sellers will not offer, sell, or otherwise dispose of any Warrant Shares except in compliance with the Securities Act and the rules and regulations thereunder.

                  (b) Each of Almo and the Sellers will not sell, transfer or otherwise dispose of any Warrant Shares unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and each of Almo and the Sellers furnishes Buyer with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Buyer and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Buyer Shares, or
(iii) the offer and sale of the Warrant Shares is registered under the Securities Act.

         5.4 Registration Rights. Buyer agrees that the recipients of the Warrant Shares shall be entitled to the registration rights set forth in the Declaration of Registration Rights of even date herewith in the form attached hereto as Exhibit G.

                                   ARTICLE VI

                        CONDUCT PRIOR TO THE CLOSING DATE

         6.1 Conduct of Business of each of Almo and the Sellers. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, each of Almo and the Sellers agrees (except to the extent that Buyer shall otherwise consent in writing) to carry on its Computer Products Division business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay all debts and taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such actions, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of Key Employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the goodwill and ongoing businesses associated with the Acquired Assets on the Closing Date. Each of Almo and the Sellers shall promptly notify Buyer of any event which materially adversely effects the Business or any Acquired Assets. Except as expressly contemplated by this Agreement or disclosed in Schedule 6.1, each of Almo and the Sellers will not, without the prior written consent of Buyer:

                  (a) Enter into any commitment or transaction related to any Acquired Asset not in the ordinary course of business;

                  (b) Transfer to any person or entity any rights to the Seller Registered Intellectual Property or Almo's or any of the Seller's trade secrets applicable to the Business (other than end-user licenses for software granted to customers of each of Almo and the Sellers in the ordinary course of business);

                  (c) Enter into any license agreement with respect to the intellectual property of any person or entity affecting the Business, except in the ordinary course of business;

                  (d) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution, or similar rights of any type or scope with respect to any products or technology of the Computer Products Division, except in the ordinary course of business;

                  (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in each of Almo and the Sellers schedules;

                  (f) Commence or settle any litigation, except to enforce its rights under or to interpret this Agreement or any other agreement, obligation or arrangement contemplated hereby or entered into or established in connection herewith which affects the Business, except in the ordinary course of business;

                  (g) Sell, lease, license, pledge, or otherwise dispose of any Acquired Asset, (other than end-user licenses for software granted to customers of each of Almo and the Sellers in the ordinary course of business and other than sales of inventory in the ordinary course of business);

                  (h) Cause or permit any amendments to its charter documents, bylaws, membership agreements, partnership agreements, or like documents which would materially affect the Business or any Acquired Asset;

                  (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of each of Almo and the Sellers in each case to the extent any such action would impair Buyer's rights to acquire the Acquired Assets under this Agreement;

                  (j) Revalue any of the Acquired Assets, including without limitation writing down the value of inventory or writing off notes and accounts receivable other than in the ordinary course of business;

                  (k) Adopt or amend any Employee Plan, or enter into any written employment contract with a Key Employee, pay or agree to pay any special bonus or special remuneration to any Key Employee, or increase the salaries or wage rates of any Key Employee.

                  (l) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the Key Employees other than in the ordinary course of business;

                  (m) Enter into any strategic alliance, joint development or joint marketing agreement affecting the Business or any Acquired Asset; or

                  (n) Take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through (m) above, or any other action that would prevent each of Almo and the Sellers from performing or cause each of Almo and the Sellers not to perform its covenants hereunder.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Approval. Each of Almo and the Sellers shall promptly after the date hereof take all action necessary in accordance with applicable law and the constituent documents of each of Almo and the Sellers to obtain all requisite corporate, membership, or partnership approvals, as the case may be, of this Agreement and the transactions contemplated hereby. Each of Almo and the Sellers agrees to use its best efforts to take all action necessary or advisable to secure the necessary votes or consents required to approve this Agreement and the transactions contemplated hereby.

         7.2 Access to Information. Each of Almo and the Sellers shall afford Buyer and its accountants, legal counsel, and other representatives reasonable access during normal business hours during the period prior to the Closing Date to (i) all of the properties, books, inventory, contracts, commitments, and records of each of Almo and the Sellers relating to the Acquired Assets and (ii) all other information concerning the Business, properties, and personnel of each of Almo and the Sellers which are associated with the Acquired Assets as Buyer may reasonably request. Each of Almo and the Sellers agrees to provide Buyer and its accountants, legal counsel, and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 7.2 shall affect or be deemed to modify any representation or warranty contained herein (or the indemnification obligations of Seller) or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

         7.3 Access to Records After Closing. For a period of three years after the Closing Date, each of Almo and the Sellers and its representatives, on the one hand, and the Buyer and its representatives, on the other hand, shall have reasonable access to any books, records, documents, files, and correspondence to the extent that such access may reasonably be required in connection with matters relating to or affected by the operation of the businesses conducted with the Acquired Assets, in the case of each of Almo and the Sellers prior to the Closing Date and, in the case of the Buyer, after the Closing Date. Such access shall be afforded upon reasonable advance written notice, during normal business hours and at the expense of the party seeking access.

         7.4 Confidentiality. From the date hereof to and including the Closing Date, the parties hereto shall maintain, and cause their directors, employees, agents, and advisors to maintain, in confidence and not to disclose or use for any purpose, except for the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the parties contained herein, information concerning the other parties hereto and obtained directly or indirectly from such parties, or their directors, employees, agents, or advisors, except such information as is or becomes (i) available to the non-disclosing party from third parties not subject to an undertaking of confidentiality; (ii) generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or (iii) required to be disclosed under applicable law; and except such information as was in the possession of such party prior to obtaining such information from such other party as to which the fact of prior possession such possessing party shall have the burden of proof. In the event that the transactions contemplated hereby shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

         7.5 Public Disclosure. Unless otherwise required by law (including, without limitation, applicable securities laws) or, as to Buyer, by the rules and regulations of the Nasdaq National Market, prior to the Closing Date, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by both parties prior to release, provided that such approval shall not be unreasonably withheld.

         7.6 Contractual Consents.

                  (a) Buyer will use reasonable commercial efforts to obtain the consents to the assignments of the agreements with Viewsonic, CTX, and Seagate. Almo and the Sellers will reasonably assist Buyer in obtaining prior to the Closing the consent of Seagate, Viewsonic and CTX to an assignment of their contracts with Almo or the Sellers to Buyer. Almo and the Sellers will reasonably assist Buyer in applying for or otherwise seeking all other consents and approvals desired by Buyer to be obtained for the consummation of the transactions contemplated hereby. Almo and the Sellers will list all of the supplier and similar agreements (including any franchise agreements) that the Business currently has in force on the date of this Agreement, and Almo and Sellers will use reasonable commercial efforts to assist Buyer in effecting assignments of all such agreements, except those identified in writing by Buyer as not material to the Business.

                  (b) Buyer will use its reasonable commercial efforts to obtain all consents and approvals required to be obtained it for the consummation of the transactions contemplated hereby.

         7.7 Legal Conditions to Acquisition. The Buyer and each of Almo and the Sellers shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and the transactions contemplated hereby and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection herewith. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing (including any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "HSR Act")) with, or an exemption by, any governmental entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with this Agreement and consummating the transactions contemplated hereby or the taking of any action contemplated thereby or by this Agreement.

         7.8 Best Efforts; Additional Documents and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated by this Agreement.

         7.9 Notification of Certain Matters. Each of Almo and the Sellers shall give prompt notice to Buyer, and Buyer shall give prompt notice to each of Almo and the Sellers, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of each of Almo and the Sellers or the Buyer, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date except as contemplated by this Agreement (including each of Almo and the Sellers Schedules) and (ii) any failure of each of Almo and the Sellers or Buyer, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         7.10 Payment of Trade and Other Creditors. Each of Almo and the Sellers shall comply with its obligation to satisfy amounts due to trade and other creditors of each of Almo and the Sellers to the extent required prior to Closing consistent with past practice and consistent with maintaining the relationships for the Buyer. Each of Almo and the Sellers shall continue to pay on a current basis and shall be responsible for all obligations included in the Assumed Liabilities up to the Closing Date. The accounts payable agreed upon among the parties and to be attached hereto as Schedule 1.3(b) shall be included in the Assumed Liabilities.

         7.11 No Solicitation. From and after the date of this Agreement until the earlier to occur of the Closing Date or termination of this Agreement pursuant to its terms, Seller will not, and each of Almo and the Sellers will instruct their respective directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly (i) solicit or encourage submission of any Acquisition Proposal (as defined herein) by any person, entity, or group (other than Buyer and its Affiliates (as defined herein), agents, and representatives) or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning any of each of Almo and the Sellers to, or afford access to the properties, books, or records of each of Almo and the Sellers to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity, or group (other than Buyer and its Affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to each of Almo and the Sellers. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to any merger, consolidation, sale or license of substantial assets or similar transactions involving the Business or the Acquired Assets (other than sales or licenses of software in the ordinary course of business or as permitted by this Agreement). Each of Almo and the Sellers will immediately cease any and all existing activities, discussion, or negotiations with any parties conducted heretofore with respect to the foregoing. Each of Almo and the Sellers will promptly (i) notify Buyer if it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) notify Buyer of all terms and conditions of any such Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Closing Date or termination of this Agreement pursuant to its terms, each of Almo and the Sellers will not, and will instruct its respective directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal made by any person, entity, or group other than Buyer.

         For purposes of this Agreement, an "Affiliate" means any entity or person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the particular party.

         7.12 Facilities. Seller and Buyer will enter into a Facility Agreement in substantially the form attached hereto as Exhibit H-1 pursuant to which Buyer will utilize a portion Seller's

Philadelphia office facility for the conduct of the Business for a period of up to six months after the Closing, and Seller will provide certain facility services to Buyer's operations in such facility; provided, however, that if Buyer requires the space for additional time not to exceed an additional 90 days, the parties will negotiate in good faith an extension of the Facility Agreement for this period. In addition, Almo and Buyer will enter into a warehouse and employee-leasing agreement attached hereto as Exhibit H-2 relating to Buyer's use of Almo's warehouse facility and warehouse employees in
Philadelphia, which agreement shall terminate on or before April 30, 1999. Seller and Buyer will also (i) enter into a facility agreement attached hereto as Exhibit H-3 with respect to a portion of Seller's Minnesota facility, the term of which shall be coterminous  with Sellers'  lease of such  facility,  and
(ii) enter into an office facility agreement attached hereto as Exhibit H-4 with respect to a portion of Sellers' Maryland facility for a term coterminous with Sellers' lease of such facility. In addition, pursuant to an Assignment and Assumption Agreement attached hereto as Exhibit H-5, Almo and Sellers will assign to Buyer the rights and obligations under their lease for the Massachusetts facility, and Buyer will assume the obligations under such lease, and Almo and Sellers will be released from such obligations.

         7.13 Post-Closing Collection Practices for Accounts Receivable. After the Closing, the Buyer and Almo and the Sellers will deal with the accounts receivable listed on Schedule 1.2(b) and the accounts payable listed in Schedule 1.3(b) in accordance with the procedures listed in Schedule 7.13.

         7.14 Year 2000 Preventative Measures. Buyer agrees to take only those measures detailed by Almo and Sellers on Schedule 7.14 with respect to making the TradeMark computers year 2000 compliant together with such additional commercially reasonable modifications to such measures, which shall be communicated to the Buyer from time to time by Almo and the Sellers. The cost of all such measures described above and any additional modifications shall be borne by Almo and the Sellers.

         7.15 Use of Almo Name. Almo and Sellers agree that Buyer shall be permitted to use the name "Bell Almo" either alone or as "Bell Almo Computer Products" in the Business in any and all media (including but not limited to the Internet) without charge to the Buyer until the first anniversary of the Closing pursuant to the Trade Name License Agreement attached hereto as Exhibit I.

         7.16 Reports on Warranty Claims. Until the third anniversary of the Closing, Buyer agrees to provide to Almo and Sellers monthly reports on the number of warranty returns and the cost incurred by Buyer relating to such warranty claims for the TradeMark computers whether such computers were sold before or after Closing. The costs incurred shall include only freight, replacement parts, and direct labor, and shall not include any allocation of overhead. Almo and the Sellers will have the right to review these reports and the supporting documentation from which the reports were prepared. The reports and their associated information and documentation, and the review rights, will not affect Buyer's rights to indemnification under this Agreement.

         7.17 Release of Liens, Etc. At the Closing, Almo and Sellers will have all liens, security interests, and encumbrances on the Acquired Assets released, and will deliver at Closing signed agreements necessary to evidence the complete release of any Acquired Assets from liens, security interests, and encumbrances from all of Almo's or Sellers' lenders who have imposed such liens, security interests, and encumbrances. In addition, to the extent reasonably requested by the Buyer, Almo and Sellers will deliver any and all signed termination statements or forms, completed and prepared for filing with the proper state and local Governmental Agencies, necessary under the applicable state Uniform Commercial Codes to terminate any financing statements filed that gave public notice of the existence of such liens, security interests and encumbrances.

         7.18 Physical Inventory. On the Closing Date or immediately thereafter, the parties hereto agree that Sellers' representative, Buyer and Buyer's accountants will jointly take a physical inventory, with the results thereof being final for the purpose of the Closing Date Schedule. Almo and Sellers will allow Buyer and its accountants access to the inventory during regular business hours and at other reasonably necessary times for the purpose of taking the physical inventory of the Acquired Assets.

         7.19 Payment of HSR Act Filing Fee. Buyer will pay the HSR Act filing fee of $45,000.

         7.20 Software License Agreement. On the Closing Date, Buyer and Almo will enter into a Software License Agreement, substantially in the form attached hereto as Exhibit J pursuant to which Almo will license to Buyer the right to access its web page, Almo's web configurator software and other related proprietary software and the PC order entry system of Almo.


                                  ARTICLE VIII

                       CONDITIONS TO OBLIGATIONS TO CLOSE

         8.1 Conditions to Obligations of each Party. The respective obligations of each party to this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) Government Approvals. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated, and all authorizations, consents, orders, or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement, including the issuance of the Warrant, shall have been obtained.

                  (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

                  (c) All Schedules and Exhibits to be attached hereto shall be acceptable to both parties in form and substance, and to the extent any document identical in form and substance to any

Exhibit requires execution by any party, such document shall be so executed and delivered to the other parties to such document.

         8.2 Additional Conditions to Obligations of each of Almo and the Sellers. The obligations of each of Almo and the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by each of Almo and the Sellers:

                  (a) Representations, Warranties, and Covenants. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Closing Date, except for changes contemplated by this Agreement, and except to the extent such representations and warranties address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and the Buyer shall have performed and complied in all material respects with all covenants including the payment of the Consideration, obligations, and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

                  (b) Certificate of Buyer. The Buyer shall have provided each of Almo and the Sellers with a certificate executed on behalf of Buyer by its President, or any Vice President, and its Chief Financial Officer to the effect that as of the Closing Date:

                           (a) all  representations  and warranties  made by the
Buyer under this Agreement are true and complete; and

                           (b) all  covenants,  obligations,  and  conditions of
this Agreement to be performed by the Buyer on or before such date have been so performed in all material respects.

                  (c) Registration Rights Agreement. The Buyer shall have executed and delivered the Declaration of Registration Rights.

         8.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

                  (a) Representations, Warranties, and Covenants. The representations and warranties of each of Almo and the Sellers contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Closing Date, except for changes contemplated by this Agreement, and except to the extent such representations and warranties address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and each of Almo and the Sellers shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

                  (b) Certificate of each of Almo and the Sellers. Buyer shall have been provided with certificates executed on behalf of each of Almo and the Sellers by its respective President and Chief Financial Officer to the effect that as of the Closing Date:

                           (a) all  representations  and warranties made by such
entity under this Agreement are true and complete; and

                           (b) all  covenants,  obligations,  and  conditions of
this Agreement to be performed by such entity on or before such date have been so performed.

                  (c) Third Party Consents. Any and all consents, waivers, and approvals required from third parties relating to the contracts, licenses, leases, and other agreements and instruments of each of Almo and the Sellers shall have been obtained.

                  (d) Satisfactory Form of Legal and Accounting Matters. There shall have been no material adverse change in the Business, Buyer shall have had the opportunity to conclude the audit of the Business, and the Seagate, Viewsonic, CTX agreements shall have been assigned to Buyer with the consent of such suppliers.


                                   ARTICLE IX

                            NONCOMPETITION AGREEMENTS

         9.1 Agreement of Seller. In consideration of the issuance of the Warrant, and for other good and valuable consideration, each of Almo and the Sellers agrees, for itself and its successors, assigns, and any entity which it controls that, in consideration of Buyer's purchase of the Acquired Assets, it will not during the Restriction Period:

                  (a) engage anywhere in the world in any capacity (whether as an employee, agent, consultant, investor, advisor, independent contractor, proprietor, partner, officer, director, or otherwise) in selling computer products similar to those currently sold or distributed in the Business to current customers of the Business; or

                  (b) sell, license, market, distribute, or otherwise provide any service, support, product or technology (including any hypertext link) to any person or entity, or directly or indirectly engage in, run, own, manage, operate, control or invest in any business venture or activity, if such service, support, product, technology, business, venture or activity involves or relates to selling computer products similar to those currently sold or distributed in the Business to current customers of the Business anywhere in the world.

         9.2 Nonsolicitation. In consideration of the issuance of the Warrant, and for other good and valuable consideration, Buyer and Seller further agree that they will not during the Restriction Period (as defined below):

                  (a) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on its own behalf or on behalf of any other person or entity) any employee of the other's or any of the other's subsidiaries to leave his or her employment with the other party or any of the other party's subsidiaries; or

                  (b) personally or through others, interfere or attempt to interfere with the relationship or prospective relationship of the other party or any of the other party's subsidiaries with any person or entity that is, was or is expected to become a customer or client of the other party or any of the other party's subsidiaries.

         9.3 Restriction Period. The "Restriction Period" means the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date.

         9.4 Permitted Investments. Nothing in this ARTICLE IX shall prevent each of Almo and the Sellers or any of Seller's Affiliates from owning as a passive investment less than 1% of the outstanding shares of capital stock of a publicly held company if (i) such shares are actively traded on an established national securities market in the United States or on The Nasdaq Stock Market and (ii) each of Almo and the Sellers is not otherwise associated directly or indirectly with such corporation or any Affiliate of such corporation.

         9.5 Remedies for Breach. Notwithstanding any other provision of this Agreement, for purposes of this ARTICLE IX, the parties shall be entitled (in addition to any other remedy that may be available to the parties) to the extent permitted by applicable law (a) a decree or order of specific performance to enforce the observance and performance of the covenants, obligations, or other provisions, and (b) an injunction restraining such breach or threatened breach. The rights and remedies of the parties hereunder are not exclusive of or limited by any other rights or remedies which the parties may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the parties hereunder, and the obligations and liabilities of each of the parties hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.


                                    ARTICLE X

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         10.1 Indemnification.

                  (a) Indemnification by each of Almo and the Sellers. Subject to the qualifications and limitations in this Section 10.1, if the Closing is consummated, Almo and each Seller jointly and severally shall indemnify and defend and hold Buyer, its subsidiaries, directors, officers, agents, and other Affiliates harmless against and with respect to, any and all Damages (as defined in subsection 10.1(c) below) incurred by Buyer, its subsidiaries, directors, officers, agents or other Affiliates as a result of any of the following:

                           (a) any inaccuracy or misrepresentation in, or breach
of any representation or warranty of, Almo or the Sellers in this Agreement or the related documents executed and delivered by Almo or the Sellers in connection with this Agreement (the "Operative Documents");

                           (b) any breach or  failure by Almo or the  Sellers to
perform any of their covenants or agreements under this Agreement or any of the other Operative Documents;

                           (c) any liability  not  identified in Section 1.3 and
not expressly being assumed by Buyer hereunder; and

                           (d) except for the Assumed Liabilities, any liability
or obligation with respect to the Business or the Acquired Assets with respect to acts occurring or taken or conditions existing on or prior to the Closing Date (including any liability or obligation arising by virtue of successor liability).

                  (b) Indemnification by Buyer. Subject to the qualifications and limitations in this Section 10.1, if the Closing is consummated, Buyer shall indemnify and defend and hold Almo and the Sellers and their directors, officers, agents, and other Affiliates harmless against and with respect to, any and all Damages (as defined in subsection 10.1(c) below) incurred by each of Almo or the Sellers or any of its directors, officers, agents or other Affiliates as a result of any of the following:

                           (a) any inaccuracy or misrepresentation in, or breach
of any representation or warranty of Buyer in this Agreement or the other Operative Documents;

                           (b) any breach or failure by Buyer to perform  any of
its covenants or agreements under this Agreement or any of the other Operative Documents;

                           (c) any Assumed Liabilities; and

                           (d) any liability or  obligation  with respect to the
Buyer's use of the Acquired Assets or its conduct of the Business after the Closing Date.

                  (c) Damages. For purposes of this Section 10.1, "Damages" means all demands, claims, claims for reimbursement, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, deficiencies, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, whether civil, criminal or administrative in nature, including the reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and agents and all such costs, fees and expenses incurred in defending against any of the foregoing or in enforcing this Agreement or the Operative Documents. Notwithstanding the foregoing definition, when used with reference to amounts recoverable as the result of any breach of a representation, warranty or covenant contained in this Agreement or any other Operative Document, Damages shall not include amounts recoverable solely as lost profits or based on a multiple of earnings, incidental damages, indirect damages, special damages, punitive damages or consequential damages unless such damages arise from a third-party claim.

                  (d)   Procedure   for   Indemnification.   The  procedure  for
indemnification shall be as follows:

                           (a) The party claiming  indemnification  ("Claimant")
shall, within thirty (30) days after its discovery of any claim for which indemnification will be sought as provided in this Agreement (the "Claim"), give notice to the party from whom indemnification is sought ("Indemnitor") of its Claim, specifying in reasonable detail the factual basis for the Claim and, to the extent known, the amount of the Claim. Notwithstanding the foregoing, the failure by Claimant to provide notice of any Claim within the period specified, or any delay in providing such notice, shall not affect or impair the obligations of Indemnitor hereunder, except and only to the extent that Indemnitor has been adversely affected by such failure or delay.

                           (b) With  respect  to  Claims  between  the  parties,
following receipt of notice from Claimant of a Claim, Indemnitor shall have sixty (60) days to make any investigation that Indemnitor deems necessary or desirable of the Claim. For purposes of this investigation, Claimant agrees to make available to Indemnitor and its authorized representatives the information relied upon by Claimant to substantiate the Claim. If Claimant and Indemnitor cannot agree as to the validity and amount of the Claim within the sixty (60) day period (or any mutually agreed upon extension thereof), Claimant may seek appropriate legal remedy, subject to the provisions of Section 10.2.

                           (c) With  respect to any Claim by a third party as to
which Claimant is entitled to indemnification hereunder, Indemnitor shall have the right, exercisable by written notice to Claimant within 30 days after receipt of written notice from Claimant of the commencement or assertion of any such Claim, at its own expense to participate in or assume control of the defense of the Claim, and Claimant shall cooperate fully with Indemnitor, with the right to reimbursement for actual out-of-pocket expenses incurred by Claimant as a result of any such request by the Indemnitor for Claimant's cooperation. If Indemnitor does not elect to assume control or otherwise participate in the defense of any third party Claim within thirty (30) days of its receipt of notice of the Claim (or any extended period mutually agreed upon in writing by the parties), Claimant shall have the right to undertake the defense, compromise or settlement of the Claim for the account of Indemnitor subject to the right of Indemnitor, at its expense, to assume the defense of the Claim at any time prior to final settlement, compromise or determination thereof. In no event shall Indemnitor be liable or otherwise have any obligation with respect to any settlement, compromise or determination of any Claim agreed to by Claimant without the prior written consent of Indemnitor (which consent will not be withheld unreasonably).

                           (d) The defending party shall have reasonable  access
to the books, records and personnel which are pertinent to the defense and which are in control of the other party. The parties agree to furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by the other party in connection with defending any third party Claim.

                  (e) Limitations and Conditions Applicable to Buyer. The right of Buyer to obtain indemnification from Almo and the Sellers pursuant to Section 10.1(a) of this Agreement is subject to the following limitations:

                           (a) Buyer shall not be  entitled  to  indemnification
from Almo and the Sellers pursuant to Section 10.1(a) until the aggregate Damages for which Almo and the Sellers are liable under Section 10.1(a) exceed $50,000, whereupon Buyer shall be entitled to indemnification by Almo and the Sellers for all Damages in excess the first $50,000; provided that for liabilities arising under or related to those matters referred to in Sections
10.1(a)(c), or 10.1(a)(d), or 10.1(a) but only with respect to matters represented and warranted in Section 3.23 or as set forth in Section 10(e)(g) below, , this $50,000 deductible shall not apply, and Buyer would be entitled to indemnification from the first penny of damages.

                           (b) Buyer shall not be  entitled  to  indemnification
from Almo and the Sellers pursuant to Section 10.1(a) for that amount of Buyer's aggregate Damages arising from Claims between the parties for which Almo and the Sellers are liable under Section 10.1(a) which is in excess of $2,000,000; provided, however, that this limitation shall not apply with respect to (a) all third-party Claims, (b) Claims between the parties that arise from or relate to third-party Claims, (c) Claims arising from or relating to those matters referred to in Section 10.1(a)(c) or 10.1(a)(d), (d) Claims arising from or related to matters represented and warranted to Buyer in Section 3.9(b) and (d) of the Agreement, and (e) Claims arising from or related to matters represented and warranted to Buyer in Sections 3.21 (as such Section relates to the TradeMark Computer business only), 3.23, and 3.22, which are governed, respectively, by the provisions of Sections 10.1(e)(g), 10.1(e)(e) and 10.1(e)(f) below.

                           (c) No Claim shall be brought by Buyer  against  Almo
and the Sellers under Section 10.1(a) unless notice in writing of such Claim shall have been given to Almo (which notice shall be deemed given to the Sellers) on or prior to 5:00 p.m. Pacific Standard Time on June 30, 2000, except for Claims related to Tax or Tax Returns, Employee Benefit Matters, Environmental, Health and Safety Matters, and Claims arising under or related to those matters referred to in Section 10.1(a)(c) or 10.1(a)(d), for which Claims may be brought against Almo and the Sellers at any time prior to expiration of the applicable statutes of limitations or extensions thereof, and Claims arising from or related to matters represented and warranted to Buyer in Section 3.21 (as such Section relates to the TradeMark Computer business only), which Claims may be brought against Almo and Sellers at any time on or prior to 5:00 p.m. Pacific Standard Time on or prior to the third anniversary of the Closing Date. Claims may be brought against Almo and the Sellers as to any Damages (or any potential claim by an appropriate party) for which notice has been provided to Almo prior to such dates.

                           (d) Buyer shall not be entitled to recover Damages in
respect of any Claim or otherwise obtain reimbursement or restitution more than once with respect to any Claim hereunder. An adjustment of the Purchase Price pursuant to Section 2.1(b) shall be deemed to be reimbursement for any matter (to the extent of the dollar amount of such adjustment) for which the Purchase Price was adjusted.

                           (e) With respect to Claims arising from or related to
matters represented and warranted to Buyer in Section 3.23, Almo and the Sellers guarantee that all the accounts receivable listed in the closing accounts receivable schedule (Schedule 1.2 (b)) will be collected in full by Buyer within 90 days of the Closing Date without any discount, rebate or other similar reduction; and upon payment made to Buyer by Almo and the Sellers the right to receive payment with respect to each such unpaid account is receivable shall be assigned without any further action on the part of Buyer or Almo and the Sellers, to Almo and the Sellers.

                           (f) With respect to Claims arising from or related to
matters represented and warranted to Buyer in Section 3.22, Buyer will not be entitled to indemnification.

                           (g) With respect to Claims arising from or related to
matters represented and warranted to Buyer in Section 3.21 with respect to the TradeMark Computer business only, Buyer will not be entitled to indemnification until the aggregate amount of all Damages incurred from such Claims exceeds 125% of the reserve for returns, warranty claims, and the like for the TradeMark Computers business reflected on the Closing Schedule at which point Buyer will be entitled to indemnification for all amounts in excess of 125% of such reserve; provided, however, that if Damages incurred from the above-referenced Claims exceed 200% of such reserve, then Buyer will be entitled to indemnification for all amounts in excess of such reserve. Any payments which Almo and the Sellers are required to make under this Section 10(e)(g) will not be subject to the $50,000 deductible set forth in Section 10(e)(a) above.

                  (f) Limitations and Conditions Applicable to each of Almo and the Sellers. The right of Almo and the Sellers to obtain indemnification from Buyer pursuant to Section 10.1(b) of this Agreement is subject to the following limitations:

                           (a)  Each  of  Almo  and  the  Sellers  shall  not be
entitled to indemnification from Buyer pursuant to Section 10.1(b) until the aggregate Damages for which Buyer is liable under Section 10.1(b) exceed $50,000, whereupon the party or parties incurring the Damages shall be entitled to indemnification by Buyer for all such Damages in excess of the first $50,000; provided, however, that this $50,000 deductible will not apply for failure of Buyer to pay the Consideration or for failure of Buyer to pay any Assumed Liabilities, in which case Almo and the Sellers would be entitled to indemnification from the first penny of damages.

                           (b) Almo and the  Sellers  shall not be  entitled  to
indemnification from Buyer pursuant to Section 10.1(b) for that amount of its aggregate Damages for which Buyer is liable under Section 10.1(b) which is in excess of $2,000,000; provided, however, that the above limitation shall not apply as to (i) Damages arising from failure by the Buyer to pay the Consideration, and (ii) all third party Claims.

                           (c) No Claim shall be brought by Seller against Buyer
under Section 10.1(b) unless notice in writing of such Claim shall have been given to Buyer on or prior to 5:00 p.m. Pacific Standard Time on June 30, 2000, but Claims may be brought against Buyer as to any Damages (or a potential Claim by an appropriate party) for which notice has been provided to

Buyer prior to such date, except for Claims arising under or related to those matters referred to in Section 10.1(b)(c) or 10.1(b)(d), which Claims may be brought against Buyer at any time prior to the expiration of the applicable statutes of limitations or extensions thereof.

                           (d) Seller  shall not be entitled to recover  Damages
in respect of any Claim or otherwise obtain reimbursement or restitution more than once with respect to any Claim hereunder. An adjustment of the Purchase Price pursuant to Section 2.3 shall be deemed to be reimbursement for any matter (to the extent of the dollar amount of such adjustment) for which the Purchase Price was adjusted.

                  (g) Remedies Exclusive. Except for equitable relief available for breaches of Sections 7.4, 9.1, and 9.2, the remedies provided in this
Section 10.1 shall be exclusive as to any Claims by a party under this Agreement or any other Operative Document or arising out of the transactions provided for herein and therein and shall preclude assertion by any party of any other rights or the seeking of any other remedies against another party; provided, however, that nothing in this Section 10.1(g) shall limit rights or remedies expressly provided for in this Agreement or any other Operative Document for fraud, deceit, or intentional non-disclosure, or rights or remedies which, as a matter of applicable law or public policy, cannot be limited or waived.

                  (h) Interpretation. Solely for purposes of this Section 10.1, the existence and extent of any breach of any representation or warranty under
Article III and Article IV referred to in Section 10(a)(i) or Section 10(b)(i) shall be determined by reading such representation or warranty as if all materiality standards contained in such representation or warranty (i.e., without reference to the qualifier "material," "materially," "material to the Business as a whole," "in all material aspects," "in any material respect," "material adverse effect" or similar qualifiers), have been deleted from such representation or warranty in its entirety.

         10.2 Arbitration. Any controversy involving a Claim by an indemnified party pursuant to this Article X shall be finally settled by arbitration in Santa Clara, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association; and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by an arbitrator chosen by mutual agreement of Buyer, on the one hand, and Almo and the Sellers on the other. Failing such agreement, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interests with Buyer or Almo and the Sellers. Buyer shall choose one such arbitrator, Almo and the Sellers shall choose one such arbitrator, and such two arbitrators shall mutually select a third arbitrator. Any decision of two such arbitrators shall be binding on Buyer and Almo and the Sellers. Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration except that the arbitrator can compel one party to pay all or a portion of the other party's costs and expenses.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         11.1 Termination. Except as provided in Section 11.2 below, this Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual consent of Buyer and each of Almo and the Sellers;

                  (b) by Buyer or each of Almo and the Sellers if (i) the Closing Date has not occurred by December 31, 1998 (provided that the right to terminate this Agreement under this clause 11.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date); (ii) there shall be a final nonappealable order of a federal, state, or foreign court in effect preventing consummation of the transactions contemplated hereby; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable hereto by any Governmental Entity that would make consummation of the transactions contemplated hereby illegal;

                  (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable hereto, by any Governmental Entity, which would (i) prohibit Buyer's ownership or operation of any portion of the business associated with the Acquired Assets or (ii) compel Buyer to dispose of or hold separate, as a result of the transactions contemplated hereby, any portion of the business or assets of the Buyer, in either case, the unavailability of which assets or business would have a material adverse effect on Buyer's business, financial condition, or results of operations or would reasonably be expected to have a material adverse effect on Buyer's ability to realize the benefits expected from acquisition of the Acquired Assets.

                  (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of each of Almo and the Sellers; provided, however, that if such breach is curable by each of Almo and the Sellers within ten days through the exercise of their reasonable best efforts, then for so long as each of Almo and the Sellers continues to exercise such reasonable best efforts Buyer may not terminate this Agreement under this Section 11.1(d) unless such breach is not cured within ten days (but no cure period shall be required for a breach which by its nature cannot be cured);

                  (e) by Buyer if there has been a material adverse change in the Business, or if Buyer and its accountants determine in the course of due diligence that a representation or warranty is materially untrue or incorrect, or if any of the Seagate, CTX, or Viewsonic agreements shall have not been assigned with the consent of the supplier or other party where such consent is required for such assignment;

                  (f) by each of Almo and the Sellers if none of them are in material breach of their obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer; provided, however, that if such breach is curable by Buyer within ten days through the exercise of its reasonable best efforts, then for so long as Buyer continues to exercise such reasonable best efforts each of Almo and the Sellers may not terminate this Agreement under this
Section 11.1(f) unless such breach is not cured within ten days (but no cure period shall be required for a breach which by its nature cannot be cured);

         11.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1(b), this Agreement shall forthwith become void and, there shall be no liability or obligation on the part of Buyer or each of Almo and the Sellers, or their respective officers, directors or stockholders, provided that (i) the provisions of Section 7.4 (Confidentiality) and this Article XI shall remain in full force and effect and survive any termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful and knowing breach of this Agreement.

         11.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by the Buyer and each of Almo and the Sellers. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Buyer and each of Almo and the Sellers.

         11.4 Extension; Waiver. At any time prior to the Closing, Buyer and each of Almo and the Sellers may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 Notices. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

                  (a) if to Buyer, to:

                      Bell Microproducts Inc.
                      1941 Ringwood Avenue
                      San Jose, California 95131-1721
                      Attn: Bruce M. Jaffe, Chief Financial Officer Telephone No.: (408) 451-1685

                      with a copy (which shall not constitute notice) to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, California 94304-1050
                      Attn: Larry W. Sonsini, Esq. And Thomas C. Klein, Esq. Telephone No.: (650) 493-9300
                      Facsimile No.:  (650) 493-6811

                  (b) if to each of Almo and the Sellers, to:

                      Almo Corporation
                      9815 Roosevelt Boulevard
                      Philadelphia, PA  19114
                      Attn: Eugene Chaiken, President
                      Telephone No.:  (215) 698-4012
                      Facsimile No.:  (215) 698-4080

                      with a copy (which shall not constitute notice) to:

                      George J. Hartnett, Esq.
                      White and Williams L.L.P.
                      1800 One Liberty Place
                      Philadelphia, PA  19103-7395
                      Telephone No.:  (215) 864-7065
                      Facsimile No.:  (215) 864-7123

         12.2 Expenses. All fees and expenses incurred in connection with this Agreement including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party hereto, in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         12.3 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The possessive form "Sellers" refers to the Sellers individually and together, and the plural Sellers refers to the Sellers individually and together. "To Almo's and the Sellers' knowledge" refers to the actual collective knowledge of Eugene Chaiken, Warren Chaiken, Matthew Elkes, Edward Gibbons, and Arthur Ross, and "to the best of Almo's and Sellers' knowledge" refers to the collective knowledge of such individuals after reasonable investigation.

         12.4 Counterparts. This Agreement may be executed in counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party.

         12.5 Entire Agreement; Assignment. Except for that certain Confidentiality Letter between Legg Mason Wood Walker Incorporated and Buyer dated April 24, 1998, this Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         12.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         12.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         12.8 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Except for the equitable remedies provided by
Section 10.1(g) hereof, any claim or dispute arising out of or related to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally and exclusively settled by binding arbitration in San Jose, California under the AAA Commercial Arbitration Rules and Supplemental Procedures for Large Complex Disputes by a single arbitrator mutually agreeable to the Buyer and each of Almo and the Sellers. In the event that within 45 days after the submission of any dispute to arbitration, the Buyer and each of Almo and the Sellers cannot mutually agree on a single arbitrator, the Buyer and each of Almo and the Sellers shall each select one arbitrator and the AAA shall select a third arbitrator. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted under California substantive law to resolve a dispute. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrator(s) may award to the prevailing party, if any, as determined by the arbitrator(s), all of its costs and fees, including, without limitation, AAA administrative fees, arbitrator fees, attorneys' fees, expert fees, witness fees, travel expenses and out-of-pocket expenses (including, without limitation, such expenses as copying, telephone, facsimile, postage and courier fees). The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator(s) shall have no authority to award, punitive or exemplary damages against any party.

         12.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         12.10 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

         12.11 Specific Performance. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


[Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Buyer and each of Almo and the Sellers have caused this Asset Purchase Agreement to be signed as of the date first written above.

"BUYER"                                        BELL MICROPRODUCTS INC.
                                               a California corporation

                                               By:    /s/ W. Donald Bell
                                                      --------------------------
                                               Name:  W. Donald Bell
                                                      --------------------------
                                               Title: President and CEO
                                                      --------------------------


"ALMO"                                         ALMO CORPORATION
                                               a Pennsylvania corporation

                                               By:    /s/ Eugene B. Chaiken
                                                      --------------------------
                                               Name:  Eugene B. Chaiken
                                                      --------------------------
                                               Title: CEO
                                                      --------------------------


"SELLERS"                                      ALMO DISTRIBUTING PENNSYLVANIA,
                                               INC.
                                               A Pennsylvania corporation

                                               By:    /s/ Eugene B. Chaiken
                                                      --------------------------
                                               Name:  Eugene B. Chaiken
                                                      --------------------------
                                               Title: CEO
                                                      --------------------------


                                               ALMO DISTRIBUTING MARYLAND, INC.
                                               A Maryland corporation


                                               By:    /s/ Eugene B. Chaiken
                                                      --------------------------
                                               Name:  Eugene B. Chaiken
                                                      --------------------------
                                               Title: CEO
                                                      --------------------------

                                               ALMO DISTRIBUTING MINNESOTA, INC.
                                               A Minnesota corporation

                                               By:    /s/ Eugene B. Chaiken
                                                      --------------------------
                                               Name:  Eugene B. Chaiken
                                                      --------------------------
                                               Title: CEO
                                                      --------------------------


                                               ALMO DISTRIBUTING WISCONSIN, INC.
                                               an Illinois corporation

                                               By:    /s/ Eugene B. Chaiken
                                                      --------------------------
                                               Name:  Eugene B. Chaiken
                                                      --------------------------
                                               Title: CEO
                                                      --------------------------


                                               ALMO DISTRIBUTING, INC.
                                               A Pennsylvania corporation

                                               By:    /s/ Eugene B. Chaiken
                                                      --------------------------
                                               Name:  Eugene B. Chaiken
                                                      --------------------------
                                               Title: CEO
                                                      --------------------------


                  [Signature Page to Asset Purchase Agreement]